Exhibit A

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”) is entered into as of the 18th day of December, 2008, by and among PCMT Corporation, a Delaware corporation (the “Company”) Suspect Detection Systems Ltd., an Israeli corporation (“SDS”) Shabtai Shoval, the Chief executive of SDS (the "Principal"), and the shareholders of SDS that are identified on Exhibit A annexed hereto, including the Principal (each a "Seller" and collectively the "Sellers"), (the Company, SDS, the Principal and the Sellers shall each be referred to hereinafter as a “Party”, and collectively as the “Parties”).

RECITALS:

WHEREAS	The Parties have entered into a Stock Purchase Agreement, dated April 30, 2008, (the "SPA"); and
WHEREAS	The Parties desire to terminate the SPA, all upon the terms and subject to the conditions set forth in this Termination Agreement.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

1.	The SPA is hereby terminated with immediate effect and shall have no further force and effect.

2.
All demands, claims or rights, that any Party has or may have against any other Party and/or its representatives and/or its affiliates and/or any other person or body acting on behalf of, or connected with, the other Party with regard to the SPA as of the date hereof are hereby completely and irrevocably waived and discharged, and no Party nor anyone acting on that Party's behalf nor any of that Party's affiliates and/or subsidiaries and/or representatives will have any demands, claims or rights whatsoever in connection with the SPA.

3.
The recitals to this Termination Agreement are an integral part hereof. This Termination Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

4.
The Parties hereby irrevocably consent to the in personam jurisdiction and venue of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Termination Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Termination Agreement, or a breach of this Termination Agreement or any such document or instrument.  EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS TERMINATION AGREEMENT OR ANY BREACH OR ALLEGED BREACH HEREOF.

IN WITNESS WHEREOF, this Termination Agreement has been duly executed by the Parties hereto as of and on the date first above written.

PCMT CORPORATION	SUSPECT DETECTION SYSTEMS LTD.

By: /s/ Asher Zwebner	By: /s/ Shabtai Shoval
Name: Asher Zwebner	Name: Shabtai Shoval
Title: CFO and Interim CEO	Title: CEO

PRINCIPAL

  /s/ Shabtai Shoval
Name: Shabtai Shoval

SELLER

By:  /s/ Ishayahu (Sigi) Horowitz
Name: Ishayahu (Sigi)  Horowitz

SELLER
NG – The Northern Group LP

By:  /s/ Illegible
Name: Illegible
Title:   Illegible